Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED SHAREHOLDER AGREEMENT

by and among

GENPACT LIMITED

and

GLORY INVESTMENTS A LIMITED,

GLORY INVESTMENTS B LIMITED,

GLORY INVESTMENTS IV LIMITED,

GLORY INVESTMENTS IV-B LIMITED,

RGIP, LLC

and

TWICKENHAM INVESTMENT PRIVATE LIMITED,

as Investors,

and

GLORY INVESTMENTS TA IV LIMITED,

as Investors’ Representative

Dated as of October 25, 2012

i

ii

AMENDED AND RESTATED SHAREHOLDER AGREEMENT dated as of October 25, 2012 (this “Agreement”), among:

A.	GENPACT LIMITED, a Company organized under the laws of Bermuda (the “Company”);

B.	GLORY INVESTMENTS A LIMITED (formerly known as South Asia Private Investments), a public company limited by shares organized under the laws of Mauritius (“Glory A”);

C.	GLORY INVESTMENTS B LIMITED (formerly known as South Asia Integral Mauritius), a public company limited by shares organized under the laws of Mauritius (“Glory B”);

D.	GLORY INVESTMENTS IV LIMITED (formerly known as BC India Private Investors III), a private company limited by shares organized under the laws of Mauritius (“Glory IV”);

E.	GLORY INVESTMENTS IV-B LIMITED, a private company limited by shares organized under the laws of Mauritius (“Glory IV-B”);

F.	RGIP, LLC, a Delaware limited liability company (“RGIP” and, together with Glory A, Glory B, Glory IV and Glory IV-B, the “Bain Investors”);

G.	TWICKENHAM INVESTMENT PRIVATE LIMITED, a private company limited by shares organized under the laws of the Republic of Singapore (the “GIC Investor”);

H.	GLORY INVESTMENTS TA IV LIMITED, a private company limited by shares organized under the laws of Mauritius, in its capacity as agent, proxy and attorney-in-fact for the Investors (Glory Investments TA IV Limited and any successor appointed in accordance with Section 6.17(b), the “Investors’ Representative”);

and any Permitted Transferees (as defined below) that execute joinders to this Agreement pursuant to Section 5.02 after the date of this Agreement.

WHEREAS, the Investors (as defined below) are anticipated to become holders of common shares, par value $0.01 per share, of the Company (the “Company Common Shares”) upon the consummation of the purchase and sale of the Company Common Shares contemplated under that certain Share Purchase Agreement dated August 1, 2012, and amended as of October 10, 2012, among Glory A and the shareholders of the Company set forth therein (the “Share Purchase Agreement”); and

WHEREAS, the Company and Glory A entered into a Shareholders Agreement on August 1, 2012 (the “Prior Shareholders Agreement”), to establish certain rights, duties and obligations of the Investors and the Company, and the parties hereto desire to enter into this Agreement to amend and restate the Prior Shareholders Agreement in its entirety;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (including each Permitted Transferee who becomes a party to this Agreement from time to time by executing a joinder hereto in accordance with Section 5.02 hereof) hereby acknowledge, covenant and agree with each other that the Prior Shareholders Agreement is amended and restated to read in its entirety as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

An “Affiliate” of any Person means another Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The Company and its Subsidiaries shall be deemed not to be Affiliates of any Investor for any reason under this Agreement. As used in this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Audit Committee” means the Audit Committee of the Board of Directors or any successor committee thereto.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“beneficial owner” or “beneficially own” and words of similar import have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such Rule.

“Block Trade” means an underwritten block sale or other Underwritten Offering of Registrable Securities in connection with which neither the Company nor any of its Representatives is requested to prepare for or participate in any road show or other marketing efforts on behalf of any Investor or any Underwriter; provided, that the Company shall make available such of its Representatives and information regarding the Company and its Subsidiaries as is customary for the conduct of due diligence in connection with an underwritten block sale.

“Board” or “Board of Directors” means the board of directors, or any successor governing body, of the Company.

“Board Committee” means, as of any time, each of the following committees: the Audit Committee, the Compensation Committee, the Governance Committee and each other committee of the Board of Directors then in existence.

“Board Designation Expiration Date” means the earliest date on which the Investor Percentage Interest is less than 7.5%.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings.

“Bye-laws” means the Bye-laws of the Company, as in effect from time to time.

“Charter” means the Memorandum of Association of the Company, as in effect from time to time.

“Corporate Opportunity” means a business opportunity which is, from its nature, in the line or lines of the Company’s existing or prospective business.

“Compensation Committee” means the Compensation Committee of the Board of Directors or any successor committee thereto.

“Covered Transaction” means the issuance or sale of any Equity Securities of the Company or any of its Subsidiaries other than the issuance of Equity Securities of the Company or any of its Subsidiaries (i) pursuant to any employee compensation plan or other incentive plan (including stock option, restricted stock or other equity-based compensation plans), now existing or hereafter approved by the Board, (ii) to the extent issued or issuable in exchange for consideration consisting of property or assets other than cash, including in connection with a merger, acquisition or other business combination, or (iii) that are issued or issuable pursuant to the terms of an Equity Security of the Company or other purchase right (A) existing or assumed by the Company as of the date of this Agreement or (B) where the issuance of such Equity Security was not a Covered Transaction.

“Debt Commitment Letters” means the executed second amended and restated commitment letters dated as of October 12, 2012 from JPMorgan Chase Bank, N.A., London Branch and Morgan Stanley Bank, N.A. to provide up to $360 million in debt financing, subject to the terms and conditions set forth therein, for the purchase of Company Common Shares by Glory A and its designees pursuant to the Share Purchase Agreement.

“Director” means a member of the Board of Directors.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

“Effective Date” shall mean the date this Agreement becomes effective pursuant to Section 6.12(a).

“Effectiveness Deadline” means with respect to any Registration Statement required to be filed to permit the resale by the Investors of the Registrable Securities pursuant to Section 3.01, (i) if the Company is a WKSI as of the Filing Date and such registration statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462 under the Securities Act, then the Filing Date or (ii) if the Company is not a WKSI as of the Filing Date, then the 120th day following the Filing Date.

“Encumbrance” means any security interest, pledge, mortgage, lien, or other material encumbrance, except for any restrictions arising under any applicable securities Laws.

“Equity Security” of any Person means (i) any common shares or other Voting Securities, (ii) any options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire common shares or other Voting Securities or (iii) any other rights that give the holder thereof any economic interest of a nature accruing to the holders of common shares or other Voting Securities; provided that, notwithstanding anything to the contrary set forth in this definition, shares of open-end investment companies (mutual funds), closed-end investment companies, exchange-traded funds and similar securities shall be deemed not to be “Equity Securities” so long as any Investor or such Investor’s Affiliates do not control such company or fund, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Excluded Confidential Information” means any Confidential Information that (i) is available to the public other than as a result of a breach of Section 6.13(a) or (ii) with respect to any Person, has been provided to such Person by a Third Party who obtained such information other than from any Investor or any Affiliate of an Investor (other than any Excluded GIC Entity or Excluded Portfolio Company Pension Fund).

“Existing Investors” means Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited, General Atlantic Partners (Bermuda), L.P., Gap-W International, L.P., Gapstar, LLC, Gapco Gmbh & Co. KG, Gap Coinvestments III, LLC, Gap Coinvestments IV, LLC, Oak Hill Capital Partners (Bermuda) L.P., Oak Hill Capital Management Partners (Bermuda), L.P., Oak Hill Capital Partners II (Cayman) L.P., Oak Hill Capital Partners II (Cayman II) L.P. and Oak Hill Capital Management Partners II (Cayman), L.P. and each of their Affiliates that owns Company Common Shares.

A “Financing Default Event” means any sale to or by the Investor Secured Creditors (in connection with the exercise by the Investor Secured Creditors of remedies available under the Investor Credit Agreement following the occurrence of an event of default under the Investor Credit Agreement) of more than 50% of the Company Common Shares pledged by the Bain Investors and their Affiliates as collateral under the Investor Credit Agreement as of the Effective Date; provided, that any such Transfer shall be deemed not to be a Financing Default Event unless a majority of the Other Directors elect in their sole discretion to designate such Transfer as a Financing Default Event within 30 days of such foreclosure.

“General Partner” means, with respect to a specified Person, the general partner or managing member, as applicable, of such Person.

“Governance Committee” means the Nominating and Governance Committee of the Board of Directors or any successor committee thereto.

“Governmental Entity” any transnational, national, federal, state, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by the Company or any of its Subsidiaries are listed or quoted.

“Incumbent Directors” means (i) the Directors who are members of the Board as of the Effective Date and (ii) any Person who becomes a Director subsequent to the Effective Date whose election, nomination for election or appointment was approved (including by approval of the proxy statement of the Company in which such Person is named as a Director nominee) by a vote of at least a majority of the Directors who are Incumbent Directors as of such date of approval.

“Investor” means each of the Bain Investors, the GIC Investor and any Permitted Transferee of any Investor that execute joinders to this Agreement pursuant to Section 5.02 after the date of this Agreement, and all of them collectively, the “Investors.”

“Investor Credit Agreement” means one or more credit agreements entered into by the Bain Investors on or prior to the Effective Date with one or more lenders pursuant to and on the terms set forth in the Debt Commitment Letters, as amended in compliance with this Agreement.

“Investor Director” means a Director named in Schedule I or any other Director designated for nomination by the Investors’ Representative on behalf of the Investors and elected or appointed pursuant to the provisions of Section 2.01.

“Investor Group” means the Investors and the Permitted Transferees.

“Investor Percentage Interest” means, as of any date of determination, the percentage represented by the quotient of (i) the number of votes entitled to be cast as of such date by Voting Securities of the Company that are owned by the Investors, excluding any of the Company Common Shares acquired by any Investor pursuant to Section 4.03(a)(ii) except for such number of such Company Common Shares as would offset any reduction of the Investor Percentage Interest that would otherwise result from issuances of Voting Securities (such excluded acquired Company Common Shares, the “After-acquired Shares”) after the Effective Date and on or prior to the date of determination and (ii) the number of votes entitled to be cast on such date by all outstanding Voting Securities of the Company. For purposes of determining the number of votes under clause (i) above, at any time, any sale of Company Common Shares held by the Investors prior to such time shall be disregarded until the number of such sold Company Common Shares exceeds the total number of the After-acquired Shares.

“Investor Secured Creditor” means one or more lenders or agents, in their capacities as such, under the Investor Credit Agreement; provided that such lender or agent has entered into with the Company an Issuer Agreement and Consent in the form attached as Exhibit A hereto (with such changes thereto as are approved by the Company).

“Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.

“Law” and “law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“NYSE” means the New York Stock Exchange, Inc.

“Offering Expenses” means all fees and expenses incident to the Company’s performance of or compliance with the obligations of Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with qualification of Registrable Securities under applicable blue sky laws), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of counsel for the Company, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance and the fees and expenses of other Persons retained by the Company in connection with complying with the obligations of Article III.

“Other Director” means a Director who is not an Investor Director.

“Permitted Transferee” means (i) with respect to any Investor that is Bain Capital Investors, LLC or a controlled Affiliate of Bain Capital Investors, LLC, Bain Capital Investors, LLC or any of its controlled Affiliates and (ii) with respect to any Investor that is (A) the Government of Singapore Investment Corporation (Ventures) Private Limited or any of its controlled Affiliates or (B) GIC Special Investments Private Limited or any of its controlled Affiliates, in the case of each of clauses (A) and (B), (x) the Government of Singapore Investment Corporation (Ventures) Private Limited or any of its controlled Affiliates, (y) the GIC Special Investments Private Limited or any of its controlled Affiliates or (z) Bain Capital Investors, LLC or any of its controlled Affiliates; provided that Permitted Transferee shall exclude any Excluded Portfolio Company Pension Fund and any Excluded GIC Entity.

“Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization, syndicate or other entity, foreign or domestic.

“Registrable Securities” means, at any time, all Voting Securities of the Company held by the Investors until the entire amount of such Voting Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Investors’ Representative, without any limitation as to volume under Rule 144; provided that, at time of such determination of counsel, current public information with respect to the Company required by Rule 144(c)(1) is then available.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to a specified Person, any officer, agent, advisor (including legal counsel, accountants and financial advisors) or employee of such Person or any partner, member or shareholder of such Person or any director, officer, employee, partner, affiliate, member, manager, shareholder, assignee or representative of any of the foregoing.

“Roadshow Offering” means any Demand Offering that is not a Block Trade.

“Rule 144” means Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“Rule 415” means Rule 415 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Standstill Exception Amount” means a number equal to 5% of the Company Common Shares outstanding on the Effective Date, adjusted pursuant to Section 6.01.

“Standstill Expiration Date” means the one-year anniversary of the Board Designation Expiration Date.

A “Strategic Transaction” means (i) a transaction in which a Person or 13D Group acquires, directly or indirectly, (A) 50% or more of the Voting Securities of the Company, other than a transaction pursuant to which holders of Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, 50% or more of the Voting Securities of the Company or any successor, surviving entity or direct or indirect parent of the Company immediately following the transaction or (B) properties or assets constituting 50% or more of the consolidated assets of the Company and its Subsidiaries or (ii) in any case not covered by clause (i), a transaction in which (A) the Company issues Equity Securities representing 50% or more of its total voting power, including by way of merger or other business combination with the Company or any of its Subsidiaries or (B) the Company engages in a merger or other business combination such that the holders of Voting Securities of the Company immediately prior to the transaction do not own more than 50% of the Voting Securities of the Company or any successor, surviving entity or direct or indirect parent immediately following the transaction.

“Subsidiary” of any Person means another Person (i) in which such first Person’s beneficial ownership of Voting Securities, other voting ownership or voting partnership interests, is in an amount sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which are beneficially owned directly or indirectly by such first Person) or (ii) which is required to be consolidated with such Person under U.S. generally accepted accounting principles.

“Suspension Event” means the occurrence of any of the following events: (a) the Company enters into any definitive agreement providing for a Strategic Transaction or the Company redeems any rights under, or modifies or agrees to modify, a shareholder rights plan to facilitate a Strategic Transaction, (b) a tender or exchange offer which if consummated would constitute a Strategic Transaction is made for Equity Securities of the Company and the Board either recommends that shareholders of the Company accept such offer or fails to recommend that its shareholders reject such offer within ten Business Days from the date of commencement of such offer or (c) the Incumbent Directors cease for any reason to constitute a majority of the Board.

“Third Party” means any Person other than the Company, the Investors or any of their respective Affiliates.

“Transfer” means, with respect to any security, any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether voluntarily or by operation of Law, whether in a single transaction or a series of related transactions and whether to a single Person or a 13D Group. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter, placement agent or other intermediary participates in the distribution of such securities.

“Voting Securities” of any Person means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person. The percentage of Voting Securities of any Person owned by any holder or holders shall equal the percentage represented by the quotient of (i) the aggregate voting power of all Voting Securities of such Person owned by such holder or holders and (ii) the aggregate voting power of all outstanding Voting Securities of such Person.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act.

(b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section
Agreement	Preamble
Bain Investors	Preamble
Company	Preamble
Company Common Shares	Recitals
Confidential Information	Section 6.13. (a)
Deferral Period	Section 3.06. (a)
Demand Notice	Section 3.01. (b)
Demand Offering	Section 3.01. (b)
Effectiveness Period	Section 3.01. (a)
Excluded GIC Entity	Section 4.03. (e)
Excluded Portfolio Company Pension Fund	Section 4.01.
Filing Date	Section 3.01. (a)
GIC Investor	Preamble
Glory A	Preamble
Glory B	Preamble
Glory Investments IV	Preamble
Glory Investments IV-B	Preamble
indemnified party	Section 3.08. (c)
Indemnified Persons	Section 3.08. (a)
indemnifying party	Section 3.08. (c)
Inspectors	Section 3.04. (a) (ix)
Investor Nominee	Section 2.01. (b) (i)
Investors’ Representative	Preamble
Lock-up	Section 3.09.
Lock-up Exception Offering	Section 5.02. (a) (viii)
Losses	Section 3.08.
Piggyback Offering	Section 3.02.
Pre-emptive Acceptance Notice	Section 4.04
Pre-emptive Acceptance Period	Section 4.04
Pre-emptive Notice	Section 4.04
Prior Shareholders Agreement	Recitals
Pro Rata Share	Section 4.04
Records	Section 3.04. (a) (ix)
Required Financial Statements	Section 3.06. (b)
RGIP	Preamble
Share Purchase Agreement	Recitals

ARTICLE II

Corporate Governance; Information Rights

Section 2.01. Composition of the Board of Directors. (a) As of the Effective Date, (i) the Company shall cause such Persons (not to exceed the number of Investor Directors provided for under this Section 2.01) identified to the Company in writing by the Investors’ Representative, on behalf of the Investors, to be appointed to the Board and (ii) immediately after giving effect to the appointments contemplated by clause (i) (and assuming the Investors’ Representative is entitled to designate four Investor Directors), the Company and the Board will cause the Board to be comprised of ten Directors.

(b) From and after the Effective Date, until the earlier of the Board Designation Expiration Date and the occurrence of a Financing Default Event, the manner of selecting nominees for the Board of Directors will be as follows:

(i) In connection with each meeting of shareholders of the Company at which Directors are to be elected, the Investors’ Representative will have the right to designate, on behalf of the Investors, for nomination (it being understood that such nomination will include any nomination of any incumbent Investor Director for reelection to the Board of Directors) by the Governance Committee a number of Directors (each such designee, an “Investor Nominee”) so that, following such meeting of shareholders and assuming the election of each Investor Nominee, the number of Investor Directors shall be equal to the greater of (A) one and (B) (1) if the Investor Percentage Interest is greater than or equal to 27%, the product (rounded to the nearest whole number if the total number of seats on the Board is ten or fewer and rounded down to the nearest whole number if the total number of seats on the Board is greater than ten) of (x) 40% and (y) the total number of seats on the Board at the relevant time or (2) if the Investor Percentage Interest is less than 27%, the product (rounded to the nearest whole number) of (x) the Investor Percentage Interest and (y) the total number of seats on the Board at the relevant time. The Investors’ Representative, on behalf of the Investors, shall give written notice to the Governance Committee of each such Investor Nominee no later than the date that is 30 days prior to the anniversary of the date that the Company’s annual proxy statement for the prior year’s annual meeting was mailed to shareholders; provided, however, that if the Investors’ Representative fails to give such notice in a timely manner, then the Investors shall be deemed to have nominated the incumbent Investor Director or Investor Directors, as applicable, in a timely manner.

(ii) The Governance Committee will nominate for election the Chief Executive Officer or equivalent senior executive of the Company.

(iii) The Governance Committee will nominate for election the remaining Directors.

(iv) Notwithstanding anything to the contrary in this Agreement, in no event shall the Investors’ Representative, on behalf of the Investors, have the right to designate a number of Directors that, assuming the election or appointment, as applicable, of such designees, would result in the number of Investor Directors being equal to or greater than 50% of the total number of seats on the Board.

(c) Subject to Section 2.01(d), the Company and the Board of Directors, including the Governance Committee, shall cause each Investor Nominee designated in accordance with Section 2.01(b) to be included in management’s slate of nominees for such shareholders’ meeting at which Directors are elected and shall recommend each such Person for election to the Board of Directors. In the event that the Investor Nominees are not elected at the meeting of shareholders, the Company and the Board shall co-opt the equivalent number of Persons nominated by the Investors’ Representative on behalf of the Investors (not being those Persons initially proposed in writing to the Governance Committee) to fill casual vacancies on the Board.

(d) Notwithstanding anything to the contrary in this Agreement neither the Governance Committee, the Company nor the Board of Directors shall be under any obligation to nominate and recommend an Investor Nominee if, as determined in good faith by the Other Directors based on advice of outside counsel, service by such nominee as a Director would reasonably be expected to violate applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Shares are listed or quoted, in which case the Investors’ Representative will be entitled to designate, on behalf of the Investors, an alternate Investor Nominee within 10 Business Days.

(e) Each Investor shall promptly take all appropriate action to cause to resign from the Board, and shall vote its Voting Securities in favor of removal of any Investor Director if, as determined in good faith by the Other Directors based on advice of outside counsel, service by such Investor Director as a Director would reasonably be expected to violate applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Shares are listed or quoted, in which case the Investors’ Representative will be entitled to designate, on behalf of the Investors, an alternate Investor Nominee within 20 Business Days. Subject only to the foregoing and Section 2.01(b) and Section 2.01(h), neither the Governance Committee, the Company nor the Board of Directors shall do any act or take any steps, or fail to do any act or take any steps so as to procure the removal of any Investor Director, including convening a special general meeting of the Company and proposing any resolution to effect the same.

(f) From and after the Effective Date until the Board Designation Expiration Date, so long as the Company has complied, and continues to comply until the earlier of the Board Designation Expiration Date and the occurrence of a Financing Default Event, with this Section 2.01, each Investor agrees (i) to cause all Voting Securities held by such Investor to be present at any shareholders’ meeting at which Directors are elected or removed either in person or by proxy, (ii) to vote such Voting Securities beneficially owned by it in favor of all Director nominees nominated by the Governance Committee (including the Investor Nominees) and against any other nominees, (iii) against the removal of any Director (including any Other Director) if the

Governance Committee so recommends and (iv) not to take, alone or in concert with other Persons, any action to remove or oppose any Other Director or to seek to change the size or composition of the Board of Directors or otherwise seek to expand the Investors’ representation on the Board of Directors in a manner inconsistent with Section 2.01(b). Promptly following the nomination and recommendation by the Governance Committee of the Director nominees (including any Investor Nominees in accordance with Section 2.01(b)) or, if applicable, a recommendation by the Governance Committee with respect to the removal of a Director, in each case upon receipt of a written request from the Company, each Investor shall provide the Company a proxy for purposes of effecting the immediately preceding sentence. Notwithstanding the foregoing, nothing in this Section 2.01(f) shall limit or restrict the voting or other activities of any Investor Director acting solely in his or her capacity as such or in his or her capacity as a member of a Board Committee or shall limit or restrict the ability of the Investors to privately communicate with or influence the Other Directors or to designate for nomination in accordance with this Section 2.01 any Investor Director or Investor Nominee.

(g) In any matter submitted to a vote of shareholders not subject to Section 2.01(e), Section 2.01(f) or Section 2.01(h), the Investors may vote any or all of their Voting Securities in their sole discretion, subject to applicable Law.

(h) In the event that the number of Investor Directors on the Board of Directors differs from the number that the Investors have the right (and wish) to designate in accordance with Section 2.01(b), (i) if the number of Investor Directors exceeds such number, upon a written request from the Company, each Investor shall promptly take all appropriate action to cause to resign that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to Section 2.01(b) or (ii) if the number of Investor Directors otherwise is less than such number, the Board of Directors shall take all necessary action to create sufficient vacancies on the Board of Directors to permit the Investors to designate the full number of Investor Directors that they are entitled (and wish) to designate pursuant to Section 2.01(b) (such action to include expanding the size of the Board of Directors or seeking the resignation of Directors). Upon the creation of any vacancy pursuant to the preceding sentence, the Investors’ Representative shall designate, on behalf of the Investors, the person to fill such vacancy in accordance with this Section 2.01(h), and the Company and the Board of Directors, including the Governance Committee, shall nominate for election or appoint, as applicable, each person so designated.

(i) Upon the death, resignation, retirement, incapacity, disqualification or removal from office for any other reason of any Investor Director, the Investors’ Representative will have the right to designate, on behalf of the Investors, the replacement for such Investor Director and the Company and the Board of Directors, including the Governance Committee, will, subject to Section 2.01(d), nominate for election or appoint, as applicable, each such Person so designated in accordance with this Section 2.01(i). Upon the death, resignation, incapacity, disqualification or removal from office for any reason of any Other Director, the Board, upon the recommendation of the Governance Committee, which at the time of such recommendation shall be constituted in accordance with Section 2.02, will have the right to designate the replacement for such Other Director and nominate for election or appoint, as applicable, the same.

Section 2.02. Committees. (a) From and after the Effective Date, until the earlier of the Board Designation Expiration Date and the occurrence of a Financing Default Event, at the election of the Investors’ Representative on behalf of the Investors, Investor Directors shall serve on each committee of the Board and the number of Investor Directors on each such committee shall equal the greater of (i) one and (ii) the number (rounded to the nearest whole number) equal to the product of (A) the Investor Percentage Interest at such time and (B) the number of seats on such committee at such time. Notwithstanding anything to the contrary in this Agreement, (i) an Investor Director shall not serve on any committee of the Board if, as determined in good faith by the Other Directors, based upon the advice of outside counsel, (x) such service would violate any applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Shares are listed or quoted, or would not satisfy any law, rule or regulation requiring committee member independence as a requirement of membership on such committee or as a condition to a material benefit of the committee to the Company or any of its Subsidiaries or the Board or (y) such Investor Director would otherwise have a conflict of interest with respect to the purpose of such committee and (ii) in no event shall the number of Investor Directors on any committee of the Board be equal to or greater than 50% of the members of such committee.

(b) Each Investor shall promptly take all appropriate action to cause to resign from any Board Committee any Investor Director if, as determined in good faith by the Other Directors based upon the advice of outside counsel, (i) service by such Investor Director on such committee would reasonably be expected to violate any applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Shares are listed or quoted, or would not satisfy any law, rule or regulation requiring committee member independence as a requirement of membership on such committee or as a condition to a material benefit of the committee to the Company or any of its Subsidiaries or the Board or (ii) such Investor Director otherwise has a conflict of interest with respect to the purpose of such committee, and in either case, subject to Section 2.02(a), the Investors’ Representative will be entitled to designate, on behalf of the Investors, an alternate nominee to such committee.

Section 2.03. Charter and Bye-laws. The Company and the Board will use reasonable best efforts to ensure, to the extent lawful, at all times that the Charter, Bye-laws and corporate governance policies and guidelines of the Company are not at any time inconsistent in any material respect with the provisions of this Agreement.

Section 2.04. Existing Investors Voting Commitment. The Company will use commercially reasonable efforts to enforce the obligations of the Existing Investors set forth in Paragraph 5.B of the letter agreement between the Company and the Existing Investors entered into as of August 1, 2012. The Company shall not amend such Paragraph 5.B without the prior written consent of the Investors’ Representative.

Section 2.05. Sharing of Information by Investor Directors. Notwithstanding anything in this Agreement to the contrary, each Investor Director may share with, and otherwise make available to, the Investors any information it receives, in its capacity as an Investor Director, from or on behalf of the Company and its Subsidiaries, provided, that any such information shared will be subject to Section 6.13.

ARTICLE III

Registration Rights

Section 3.01. Registration. (a) If at any time after the 30-month anniversary of the Effective Date (or in connection with any Lock-up Exception Offering permitted under clause 5.02(a)(viii)) the Company receives a written request from the Investors’ Representative, on behalf of the Investors, that the Company register Registrable Securities under the Securities Act, then the Company shall, as promptly as reasonably practicable, but not later than the 30th day after receipt of such written request (any such date of filing, the “Filing Date”), prepare and file with the SEC a Registration Statement providing for the offer and sale for cash by the Investors of the Registrable Securities not already covered by an existing and effective Registration Statement (giving effect to any amendments thereto) for an offering to be made on a delayed or continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be, at the election of the Investors’ Representative on behalf of the Investors, on Form S-1 or another appropriate form for such purpose) and, if the Company is a WKSI as of the Filing Date, shall be an Automatic Shelf Registration Statement. Thereafter, the Company shall use its commercially reasonable efforts to cause any such Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable but, in any event, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the Company Common Shares subject to this Article III cease to be Registrable Securities (the “Effectiveness Period”).

(b) At any time and from time to time on or after the 30-month anniversary of the Effective Date (or in connection with any Lock-up Exception Offering permitted under clause 5.02(a)(viii)), upon the written request (a “Demand Notice”) of any Investor requesting that the Company effect an Underwritten Offering of Registrable Securities of the Investors (a “Demand Offering”), the Company shall use its commercially reasonable efforts to effect, as promptly as reasonably practicable, an Underwritten Offering of such Registrable Securities; provided, however, (w) at the time of the Demand Offering, there shall be an existing and effective Registration Statement pursuant to Section 3.01(a) that covers the Registrable Securities for which a Demand Offering has been requested or the Company shall then be WKSI eligible, (x) with respect to any Registrable Securities, the Company shall be obligated to effect no more than one Roadshow Offering in any 12-month period (provided, that if any such Roadshow Offering is reasonably likely to be completed outside of such 12-month period, the Company’s obligations to effect such Demand Offering shall continue) and (y) the Registrable Securities for which a Demand Offering has been requested will have a value (based on the average closing price per share of Company Common Shares for the ten trading days preceding the delivery of such Demand Notice) of not less than $150,000,000. Each such Demand Notice will specify the number of Registrable Securities owned by the demanding Investors and the number of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof.

(c) In the event of a Demand Offering, the Underwriters (including the lead Underwriter) for such Demand Offering will be a nationally recognized investment bank selected by the Investors’ Representative on behalf of the Investors with the approval of the Company (which approval shall not be unreasonably withheld).

(d) Notwithstanding anything to the contrary in this Agreement, the Investors may not request a Demand Offering during a period commencing upon the date of the public announcement of (or such earlier date that is not more than 30 days prior to such public announcement if the Company has given notice to the Investors’ Representative that it so intends to publicly announce) an Underwritten Offering of Company Common Shares by the Company (for its own account or for any other security holder in each case provided the Investors are entitled to participate in such offering pursuant to Section 3.02) and ending (i) 90 days after the consummation of such Underwritten Offering, (ii) 30 days after the Company has given notice to the Investors’ Representative that it intends to publicly announce an Underwritten Offering if no such Underwritten Offering has been publicly announced within such 30-day period, (iii) upon withdrawal of such Underwritten Offering if it has been publicly announced but not commenced or (iv) upon written notice to the Investors’ Representative that the Company no longer intends to conduct an Underwritten Offering.

(e) The Investors will be permitted to rescind a Demand Notice or request the removal of any Registrable Securities held by them from any Demand Offering at any time (so long as, in the case of a Demand Offering, after such removal it would still constitute a Demand Offering, including with respect to the required value thereof under Section 3.01(b)); provided, however, that, if the Investors rescind a Roadshow Offering, such Roadshow Offering will nonetheless count as a Roadshow Offering for purposes of determining when future Roadshow Offerings can be requested by the Investors pursuant to this Section 3.01, unless the Investors reimburse the Company for all Offering Expenses incurred by the Company in connection with such Roadshow Offering (provided, the Investors shall not be required to so reimburse the Company for the Company’s out-of-pocket expenses incurred to prepare and file any Registration Statement pursuant to Section 3.01(a) or any amendment thereto necessary to maintain the effectiveness of such Registration Statement or for the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties)).

Section 3.02. Piggyback Offering. If, at any time after the 30-month anniversary of the Effective Date (or in connection with any Lock-up Exception Offering permitted under clause 5.02(a)(viii)), the Company proposes or is required to effect an Underwritten Offering of Equity Securities of the Company for (a) the Company’s own account (other than (i) pursuant to an offering on Form S-4 or S-8 (or any substitute or similar form that may be adopted by the SEC) or (ii) an offering of securities solely to the Company’s existing security holders) or (b) the account of any holder of Company Common Shares (other than the Investors) pursuant to a demand offering requested by such holder, then the Company will give written notice of such proposed filing to the Investors’ Representative not less than 10 business days prior to filing with the SEC for the applicable offering, and upon the written request, given within 10 business days after delivery of any such notice by the Company, of the Investors to include Registrable Securities in such Underwritten Offering (which request shall specify the number of Registrable Securities proposed to be included in such Underwritten Offering), then the Company shall, subject to Section 3.03, include all such Registrable Securities in such Underwritten Offering, on the same terms and conditions as the Company’s or such other holder’s Company Common Shares (a “Piggyback Offering”); provided, however, that if, at any time after giving written notice of such proposed Underwritten Offering and prior to the effecting of such Underwritten Offering, the Company or such other holder shall determine for any reason not to proceed with the proposed Underwritten Offering of the Company Common Shares or delay the Underwritten Offering of the Company Common Shares, then the Company will give written notice of such determination to the Investors’ Representative and (i) in the case of a determination not to proceed with the proposed Underwritten Offering of Company Common Shares, shall be relieved of its obligation to offer any Registrable Securities in connection with such abandoned Underwritten Offering and (ii) in the case of a determination to delay the Underwritten Offering of its Company Common Shares, shall be permitted to delay the offer of Registrable Securities for the same period as the delay in the offering of such Company Common Shares; provided that any delay of more than 30 days shall be deemed to be an abandonment of the applicable Underwritten Offering for purposes of this Section 3.02, and the Company shall be required to issue the Investors’ Representative a new notice pursuant to this Section 3.02 and grant the Investors a new opportunity to participate in such Underwritten Offering pursuant to this Section 3.02 in the event a determination is made to proceed with such Underwritten Offering. The Company or such other holder will select the lead Underwriter in connection with any offering contemplated by this Section 3.02 and the Investors’ right to participate shall be conditioned on each participating Investor entering into an underwriting agreement in customary form and acting in accordance with the provisions thereof.

Section 3.03. Reduction of Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, if the lead Underwriter of an Underwritten Offering described in Section 3.01 or 3.02 advises the Company in writing that in its reasonable opinion, the number of Equity Securities of the Company (including any Registrable Securities) that the Company, the Investors and any other Persons intend to include in any Underwritten Offering is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold or the number of Equity Securities of the Company that any participant may sell, then the number of Equity Securities of the Company to be included in the Underwritten Offering for the account of the Company, the Investors and any other Persons will be reduced pro rata by proposed participation (unless otherwise provided below) in the Underwritten Offering to the extent necessary to reduce the total number of securities to be included in any such Underwritten Offering to the number recommended by such lead Underwriter; provided, however, that (a) priority for inclusion of Equity Securities of the Company in a Demand Offering pursuant to Section 3.01 will be (i) first to be included, the Registrable Securities requested to be included in the Demand Offering for the account of the Investors, (ii) second to be included, securities to be offered by the Company for its own account, and (iii) third to be included, securities of the Company (pro rata based on then ownership of Voting Securities of the Company) requested to be included for the account of other holders having contractual piggyback registrations rights, so that the total number of securities to be included in any such Demand Offering for the account of all such Persons (including the Investors) will not exceed the number recommended by such lead Underwriter; (b) priority in the case of an Underwritten Offering initiated by the Company for its own account which gives rise to a Piggyback Offering pursuant to Section 3.02 will be (i) first to be included, securities initially proposed to be offered by the Company for its own account, (ii) second to be included, the Registrable Securities requested to be included in the Piggyback Offering for the account of the Investors, and (iii) third to be included, securities of the Company (pro rata based on then ownership of Voting Securities of the Company) requested to be included in the Piggyback Offering for the account of other holders having contractual piggyback registrations rights, so that the total number of securities to be included in any such offering for the account of all such Persons (including the Investors) will not exceed the number recommended by such lead Underwriter; and (c) priority with respect to inclusion of securities in an Underwritten Offering initiated by the Company for the account of holders other than the Investors pursuant to contractual rights afforded such holders will be (i) first to be included, securities (including Registrable Securities) of the Company (pro rata by proposed participation) requested to be included in the Underwritten Offering for the account of such initiating holders and the Investors, (ii) second to be included, securities requested to be included in such Underwritten Offering by the Company for its own account, and (iii) third to be included, pro rata among any other securities of the Company requested to be included in such Underwritten Offering for the account of other holders having contractual piggyback registrations rights, so that the total number of securities to be included in any such offering for the account of all such Persons (including the Investors) will not exceed the number recommended by such lead Underwriter.

Section 3.04. Registration Procedures. (a) Subject to the provisions of Section 3.01 and Section 3.02 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(i) furnish to the Investors’ Representative without charge, if requested, prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, (i) copies of all such documents proposed to be filed (in each case including all exhibits thereto and documents incorporated by reference therein, except to the extent such exhibits or documents are incorporated by reference and currently available electronically on EDGAR or any successor system of the SEC), which documents (other than those incorporated by reference) will be subject to the review and good faith objection and comment of the Investors’ Representative prior to filing, (ii) copies of any and all transmittal letters or other correspondence with the SEC relating to such documents (except to the extent such letters or correspondence is currently available electronically via EDGAR or any successor system of the SEC) and (iii) such other documents as the Investors’ Representative may reasonably request, in each case in such quantities as the Investors’ Representative may reasonably request;

(ii) use its commercially reasonable efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection with the offer and sale of the Registrable Securities as may be necessary under applicable law with respect to the disposition of all Registrable Securities covered by such Registration Statement to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act and (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(iii) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investors’ Representative reasonably requests or as may be necessary by virtue of the business and operations of the Company and its Subsidiaries and do any and all other acts and things as may be reasonably necessary or advisable to enable the Investors to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that neither the Company nor any of its Subsidiaries will be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.04(a)(iii), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(iv) notify the Investors’ Representative at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) advise the Underwriters, if any, and the Investors’ Representative promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

(vi) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable;

(vii) in connection with a Demand Offering, enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by the Investors’ Representative in order to expedite or facilitate the disposition of such Registrable Securities in such Demand Offering, including preparing for and participating in a road show and all such other customary selling efforts as the Underwriters, if any, reasonably request in order to expedite or facilitate such disposition;

(viii) if requested by the Investors’ Representative or the Underwriters, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Investors’ Representative and such Underwriters, if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriters, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(ix) make available for inspection by the Investors’ Representative, any Underwriter participating in any disposition of such Registrable Securities, and any attorney for the Investors or such Underwriter and any accountant or other agent retained by the Investors or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to the Company and its Subsidiaries and the related Registration Statement and prospectus, and cause the Representatives of the Company and its Subsidiaries to be made available to the Inspectors for such diligence and supply all information reasonably requested by any such Inspector; provided, however, that (x) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence and (y) Records or information that the Company determines, in good faith, to be confidential will not be disclosed by such Inspector unless (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (C) necessary for defense in a legal action;

(x) (A) cause the Representatives of the Company and its Subsidiaries to supply all information reasonably requested by the Investors’ Representative, or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide the Investors’ Representative and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

(xi) in connection with a Demand Offering, use its commercially reasonable efforts to obtain and deliver to each Underwriter and the Investors’ Representative a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters or as such Underwriter and the Investors’ Representative may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five Business Days prior to the date of such letter;

(xii) in connection with a Demand Offering, use its commercially reasonable efforts to obtain and deliver to each Underwriter and the Investors Representative a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter and the Investors’ Representative may reasonably request;

(xiii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement (which need not be audited) covering a period of 12 months beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(xiv) use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on the NYSE or, if Company Common Shares are not then listed on the NYSE, then on any other securities exchange or national quotation system on which similar securities issued by the Company are listed or quoted.

(b) In connection with a Demand Offering, (i) the Company and the participating Investors agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other Law, the Company will not require any Investor to make any representation, warranty or agreement in such agreement other than with respect to such Investor, the ownership of such Investor’s securities being registered and such Investor’s intended method of disposition) and (ii) the Investors agree to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, holdback agreements, letters or other documents customarily required under the terms of such underwriting arrangements (but specifically excluding custody agreements and powers of attorney). In the event a Demand Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with a Demand Offering, and such failure to be met or waived is not primarily attributable to the fault of the Investors, such Demand Offering will not be deemed exercised.

Section 3.05. Conditions to Offerings. (a) The obligations of the Company to take the actions contemplated by Section 3.01, Section 3.02, Section 3.03 and Section 3.04 with respect to an offering of Registrable Securities will be subject to the following conditions:

(i) the Company may require the participating Investors to furnish to the Company such information regarding the participating Investors or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or under state securities or blue sky laws; and

(ii) in any Demand Offering, the participating Investors, together with the Company, will enter into an underwriting agreement in accordance with Section 3.04(b) above with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b) the Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(a)(iv) or Section 3.04(a)(v) hereof or a condition described in Section 3.06 hereof, the Investors will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(a)(iv) hereof or notice from the Company of the termination of the stop order or Deferral Period.

Section 3.06. Blackout Period. (a) The obligations of the Company to take the actions contemplated by Section 3.01, Section 3.02 and Section 3.04 hereof will be suspended (i) upon the receipt of comments from the SEC on any document incorporated by reference in the Registration Statement or (ii) if compliance with such obligations would (A) violate applicable Law or otherwise prevent the Company from complying with applicable Law, (B) require the Company to disclose a financing, acquisition, disposition or other transaction or corporate development (other than the contemplated offering), and the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, that such disclosure is not in the best interests of the Company, (C) otherwise require premature disclosure of information the disclosure of which, the chief executive officer of the Company has determined, in the good faith exercise of his reasonable business judgment, is not in the best interests of the Company, or (D) otherwise represent an undue hardship for the Company; provided, however, that any and all such suspensions pursuant to this Section 3.06 will not exceed 90 consecutive days or a total of 120 days in the aggregate in any 12-month period (any period during which such obligations are suspended, a “Deferral Period”). The Company will promptly give the Investors’ Representative written notice of any such suspension containing the approximate length of the anticipated delay, and the Company will notify the Investors upon the termination of any Deferral Period. Upon receipt of any notice from the Company of any Deferral Period, each of the Investors shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until the Investors’ Representative receives copies of the supplemented or amended prospectus contemplated hereby or until they are advised in writing by the Company that the use of the prospectus may be resumed and have received copies of any additional or supplemented filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the Investors will, and will request the lead Underwriter or Underwriters, if any, to, deliver to the Company all copies, other than permanent file copies, then in the Investors’ or such Underwriter’s or Underwriters’ possession of the current prospectus covering such Registrable Securities.

(b) The parties hereto further agree and acknowledge that any suspension or non-use of the Registration Statement due to the updating of the Registration Statement to include any financial statement the Registration Statement is required to contain (the “Required Financial Statements”) shall not be deemed to be a suspension for purposes of Section 3.06(a), unless and until the seven business day period referenced in Section 3.06(c) shall have passed without the updating of financial statements required by Section 3.06(c).

(c) The Company shall use its commercially reasonable efforts to update the Registration Statement on each date on which it shall be necessary to do so to cause the Registration Statement to contain the Required Financial Statements; provided, however, that, with respect to any financial period ending after the Effective Date, the Company shall not be obligated to update the Required Financial Statements pursuant to Section 3.06(b) and shall not be deemed to be in default under this sentence until seven business days after (or such earlier date as may be reasonably practicable) the date upon which such updated financial statements are required to be filed with the SEC.

Section 3.07. Offering Expenses. Except as set forth in the next sentence, all Offering Expenses will be borne by the Company upon the request of the Investors’ Representative. The Company shall not be obligated to pay the Offering Expenses in respect of any Demand Offering if the Company shall have paid, upon the request of the Investors’ Representative, the Offering Expenses in connection with one Demand Offering during the 12-month period immediately prior to such offering, in which case such Offering Expenses shall instead be borne by the participating Investors pro rata based on securities sold (or, if other holders of Company securities participate in such offering, pro rata among the participating Investors and such other holders based on securities sold), and the Company shall be promptly reimbursed (by wire transfer) by the Investors for their portion of such out-of-pocket Offering Expenses incurred by the Company upon the submission of invoices for such expenses by the Company to the Investors; provided, however, that (a) if any such offering is reasonably likely to be completed outside of such 12-month period, the Company’s obligations hereunder to pay the associated Offering Expenses shall continue, but the Company shall not in any event become obligated to pay the Offering Expenses associated with such offering unless it is completed after the expiration of such 12-month period and (b) the Company shall not be so reimbursed for its out-of-pocket expenses incurred to prepare and file any Registration Statement pursuant to Section 3.01(a) or any amendment thereto necessary to maintain the effectiveness of such

Registration Statement; provided, further, that, notwithstanding anything to the contrary set forth herein, the Company shall always bear the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). Notwithstanding anything to the contrary in this Agreement, the Investors will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for their accounts, transfer taxes and fees and expenses of the Investors’ counsel.

Section 3.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to this Article III, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each of the Investors and their respective Affiliates, the Investors’ Representative and each of its Affiliates, and each Person who controls an Investor or the Investors’ Representative within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case other than any Affiliate that is an Excluded GIC Entity or any Excluded Portfolio Company Pension Fund, and the directors, officers, employees, partners, affiliates, members, managers, shareholders, assignees and representatives of each of the foregoing (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including reasonable attorneys’ fees) (“Losses”) joint or several arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement, any preliminary or final prospectus or other disclosure document used in connection with the Registrable Securities, any Issuer FWP or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, Registration Statement, other disclosure document or Issuer FWP; provided, however, that the Company will not be required to indemnify any Indemnified Person for any losses, claims, damages, liabilities, judgments, actions or expenses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with information with respect to any Indemnified Person furnished to the Company in writing by the Investors expressly for use therein.

(b) In connection with any Registration Statement, preliminary or final prospectus, or Issuer FWP, each Investor agrees to indemnify, severally and not jointly, the Company, its Directors, its officers who sign such Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Investors, but only with respect to information with respect to such Investor furnished to the Company in writing by such Investor expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP to the extent such information is included therein in reliance upon and in conformity with the information furnished to the Company by such Investor expressly for use therein; provided, however, that in no event shall any Investor’s liability pursuant to this Section 3.08 in respect of the offering to which such loss, claim, damages, liabilities, judgments, actions or expenses relate exceed an amount equal to the proceeds to such Investor (after deduction of all Underwriters’ discounts and commissions) from such offering less the amount of any damages which such Investor has otherwise been required to pay by reason of such information.

(c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.08(a) or (b), such Person (hereinafter called the “indemnified party”) will (i) promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent such indemnifying party has been prejudiced in any material respect by such failure; (ii) permit the indemnifying party to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to the indemnified party to represent the indemnified party; and (iii) pay the fees and disbursements of such counsel related to such claim, action or proceeding. In any such claim, action or proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party (without prejudice to such indemnified party’s indemnity and other rights under the Charter, Bye-laws and applicable Law, if any) unless (A) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel, (B) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel, with a copy provided to the Company, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, (C) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party, or (D) any such, claim, action or proceeding is a criminal or regulatory enforcement action. It is understood that the indemnifying party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified parties (in addition to any local counsel at any time for all such indemnified parties) and that all such reasonable fees and expenses will be reimbursed reasonably promptly following a written request by an indemnified party stating under which clause of (A) through (C) above reimbursement is sought and delivery of documentation of such fees and expenses. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if such claim, action or proceeding is settled with such consent or if there has been a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 3.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party has not reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding (i) in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding or (ii) which involves the imposition of equitable remedies on the indemnified party or the imposition of any obligation on the indemnified party, other than as a result of the imposition of financial obligations for which the indemnified person will be indemnified hereunder.

(d) If the indemnification provided for in this Section 3.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to in this Section 3.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Company, on the one hand, and the Investors, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, judgments, actions or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 3.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 3.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of Section 3.08(d) and this Section 3.08(e), each Investor’s liability pursuant to Section 3.08(d) in respect of the offering to which such loss, claim, damages, liabilities, judgments, actions or expenses relate shall not exceed an amount equal to the proceeds to such Investor (after deduction of all Underwriters’ discounts and commissions) from such offering less the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Investor’s obligation to contribute pursuant to this Section 3.08 is several in proportion to the respective number of Registrable Securities held by such Investor hereunder and not joint.

(f) For purposes of this Section 3.08, each Indemnified Person shall have the same rights to contribution as such Investor, and each officer, Director and Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.08, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 3.08 or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

(g) If indemnification is available under this Section 3.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 3.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 3.08(d) or (e).

Section 3.09. Lock-up. If and to the extent reasonably requested by the lead Underwriter of an Underwritten Offering of Equity Securities of the Company, the Company and each Investor agrees to enter into an agreement, at the time of execution of the applicable underwriting agreement, not to effect, and to cause their respective Affiliates (but only, with respect to the GIC Investor, Affiliates other than the Excluded GIC Entities) not to effect, except as part of such registration and subject to such other carve-outs sufficient to permit charitable gifting, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing of the issue being registered or offered, as applicable, or of a similar security of the Company, or any securities into which such Equity Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Equity Securities, including a sale pursuant to Rule 144, during a period of up to seven days prior to, and during a period of up to 45 days after, the effective date of such registration (the “Lock-up”); provided, however, that no Investor shall be obligated to enter into a Lock-up more than one time in any 12-month period. The lead Underwriter shall give the Company and each Investor prior notice of any such request.

Section 3.10. Termination of Registration Rights. This Article III (other than Sections 3.08, 3.10 and 3.11) will terminate on the date on which all Voting Securities of the Company subject to this Article III cease to be Registrable Securities; provided, however, that if a Lock-up is in effect at the time of such termination then such Lock-up shall expire in accordance with its terms.

Section 3.11. Rule 144. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as the Investors’ Representative (on behalf of the Investors) reasonably may request, all to the extent required from time to time to enable the Investors to sell Registrable Securities within the limitation of exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investors’ Representative (on behalf of the Investors), the Company will deliver to the Investors a written statement as to whether it has complied with such requirements.

ARTICLE IV

Standstill, Acquisitions of Securities and Other Matters

Section 4.01. Acquisitions of Company Common Shares. Until the Standstill Expiration Date, without the prior approval of a majority of the Other Directors, no Investor shall , nor shall any Investor permit its Affiliates or General Partners to, directly or indirectly acquire, offer to acquire, agree to acquire or make a proposal (public or otherwise) to acquire, by purchase or otherwise, (i) beneficial ownership of any Equity Securities, or any direct or indirect right to acquire any Equity Securities, of the Company or (ii) any cash settled call options or other derivative securities or contracts or instruments in any way related to the price of Equity Securities of the Company; provided that this Section 4.01 shall not restrict passive investments made by any pension fund of any portfolio company that is directly or indirectly controlled by Bain Capital Investors, LLC and that is (i) not in possession of any Confidential Information (other than Excluded Confidential Information), (ii) not an Investor and (iii) not acting at the direction of, or in concert with, any Investor or any Affiliate of any Investor in connection with any of the activities that are the subject of Article IV or Article V, or at the direction of, or in concert with, any other Person that is in possession of any Confidential Information (other than Excluded Confidential Information) or that has been involved in the consideration by any Investor or any Affiliate of any Investor of such activities (any such pension fund, an “Excluded Portfolio Company Pension Fund”).

Section 4.02. Other Restrictions. Until the Standstill Expiration Date, without the prior approval of a majority of the Other Directors, no Investor shall , nor shall any Investor permit any of its Affiliates or General Partners to:

(a) make, initiate, solicit or submit a proposal (public or otherwise) for, or offer of (with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase or license of (i) a material portion of the assets, properties or businesses of, or other similar extraordinary transaction involving, the Company or any of its Subsidiaries or (ii) any of their respective Equity Securities;

(b) make or in any way participate in any “solicitation” of “proxies” to vote or become a participant in any “election contest” (as such terms are used in the proxy rules of the Exchange Act), or agree or announce an intention to vote with any Person undertaking a “solicitation”, or seek to advise or influence any Person or 13D Group with respect to the voting of any Voting Securities of the Company or any Subsidiary thereof;

(c) propose any matter for submission to a vote of shareholders of the Company or call or seek to call a meeting of the shareholders of the Company;

(d) other than as required by Section 2.01(f) or to any other Investor or the Investors’ Representative, in each case, in a manner consistent with the other terms of this Agreement or as recommended by a majority of the Other Directors, grant any proxies with respect to any Voting Securities of the Company to any Person or deposit any Voting Securities of the Company in a voting trust or enter into any other agreement or other arrangement with respect to the voting thereof;

(e) form, join, encourage the formation of or in any way engage in discussions relating to the formation of, or in any way participate in, any 13D Group with respect to any Voting Securities of the Company or any Subsidiary thereof or otherwise in connection with any of the actions prohibited by Section 4.01 or this Section 4.02, including pursuant to any voting agreement or trust; provided, that nothing in this Section 4.02(e) shall limit the rights of any Investor to form a 13D Group comprised solely of one or more Investors so long as such 13D Group otherwise complies with this Article IV;

(f) take any action, alone or in concert with other Persons, to remove or oppose the election of any Other Director or to seek to change the size or composition of the Board of Directors or otherwise seek to expand the Investors’ representation on the Board of Directors in a manner inconsistent with this Agreement;

(g) take any action, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company or any of its Subsidiaries other than through participation on the Board and the Board Committees pursuant to Article II;

(h) enter into any discussions, negotiations, arrangements or understandings with, or advise, assist, finance or encourage any Person with respect to any of the actions prohibited by, Section 4.01 or this Section 4.02;

(i) make any disclosure inconsistent with the agreements contained in Section 4.01 or this Section 4.02;

(j) take any action that could reasonably be expected to require the Company or any Investor to make a public announcement regarding any of the matters described in Section 4.01 or this Section 4.02;

(k) request, propose or otherwise seek any amendment or waiver of the restrictions contained in Section 4.01 or this Section 4.02; or

(l) contest the validity or enforceability of the agreements contained in Section 4.01 or this Section 4.02 or seek a release of the restrictions contained in Section 4.01 or this Section 4.02 (whether by legal action or otherwise).

Notwithstanding the foregoing, and for the avoidance of doubt, none of the foregoing restrictions in this Section 4.02 shall limit or restrict the voting or other activities of any Investor Director acting solely in his or her capacity as such or in his or her capacity as a member of a Board Committee or shall limit or restrict the ability of the Investors to privately communicate with or influence the Other Directors or to designate for nomination any Investor Director or Investor Nominee in accordance with Section 2.01 or to vote any Voting Securities held by the Investors so long as such Voting Securities otherwise are voted in compliance with this Agreement.

Notwithstanding the restrictions in Section 4.02, the Investors shall be permitted to make requests to the Board to amend or waive any of the limitations set forth in Section 4.01 or 4.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by any Investor and shall be made in a manner that shall not require the public disclosure of such request by any Investor under applicable Law and (ii) any such request shall be made in a manner that shall not reasonably be expected to require the public disclosure of such request by the Company under applicable Law, the NYSE Listed Company Manual or, if the Company is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Company Common Shares are listed or quoted.

Section 4.03. Exceptions to Standstill and Restrictions on Acquisitions. Notwithstanding anything to the contrary in this Agreement, the parties agree that:

(a) the restrictions set forth in Sections 4.01 and 4.02(a)(ii) shall not apply to:

(i) the acquisition by the Investors of Company Common Shares held by the Existing Investors pursuant to the Share Purchase Agreement (including pursuant to an obligation to purchase such Company Common Shares that is assigned by Glory A to such Investor prior to the Effective Date in compliance with the terms thereof);

(ii) the acquisition following the Effective Date, in one or more transactions (not including a tender or exchange offer), of Company Common Shares up to an aggregate of the Standstill Exception Amount, so long as immediately following any such acquisition (x) the percentage represented by the quotient of (A) the number of Company Common Shares beneficially owned by Investor Group and (B) the aggregate number of Company Common Shares outstanding, does not exceed 40%, and (y) the percentage represented by the quotient of (A) the sum of (1) the number of Company Common Shares beneficially owned by Investor Group and (2) the number of Company Common Shares beneficially owned by the Existing Investors, and (B) the aggregate number of Company Common Shares outstanding, does not exceed 45%;

(iii) the acquisition of Equity Securities of the Company pursuant to stock dividends, reclassifications, recapitalizations or other distributions by the Company to all holders of Company Common Shares;

(iv) any acquisition of Equity Securities of the Company by a Permitted Transferee from any Investor (subject to Section 5.02(b)); or

(v) the acquisition of Equity Securities of the Company pursuant to Section 4.04;

(b) the restrictions set forth in Sections 4.02(i) and 4.02(j) shall not apply solely to the extent necessary to allow any Investor or any Investor Director to comply with its filing obligations under applicable securities law, rules and regulations solely to report a transaction permitted by this Agreement;

(c) if a Suspension Event occurs after the Effective Date, then:

(i) (A) the restrictions set forth in Section 4.02(a) and Section 4.02(b) and (B) solely to the extent necessary to permit the actions described in Section 4.02(a) and Section 4.02(b), the restrictions set forth in Section 4.02(c), Section 4.02(d), Section 4.02(e), Section 4.02(h), Section 4.02(i) and Section 4.02(j), in the case of each of clauses (A) and (B) shall be suspended,

(ii) notwithstanding the restrictions set forth in Section 4.01, the Investors shall be permitted to acquire beneficial ownership of Equity Securities solely to the extent necessary to consummate a Strategic Transaction permitted as a result of the suspension of the restrictions in Section 4.02(a) pursuant to the foregoing clause (i), and

(iii) notwithstanding the restrictions set forth in Section 4.02(f) and Section 4.02(g), the Investors shall be permitted to take such actions set forth in such restrictions until the consummation of a Strategic Transaction permitted as a result of the suspension of Section 4.02(a) pursuant to the foregoing clause (i) so long as they would not have the effect (other than as a result of the consummation of such Strategic Transaction) of removing or opposing the election of any Other Director, changing the size or composition of the Board of Directors, expanding Investors’ representation on the Board of Directors in a manner inconsistent with this Agreement or controlling or influencing the management, board of directors or policies of the Company or any of its Subsidiaries;

provided, however, that, in the event that (x) the agreement contemplated by clause (a) of the definition of Suspension Event is terminated or (y) the tender or exchange offer contemplated by clause (b) of the definition of Suspension Event is terminated without the purchase of shares contemplated thereby being consummated, then, in each case, the Suspension Event shall end and the restrictions set forth in Section 4.01 and Section 4.02 shall be fully reinstated;

(d) if the Board resolves after the Effective Date to engage in a formal process which is intended to result in a transaction which, if consummated, would constitute a Strategic Transaction, then the restrictions set forth in Section 4.02(a) shall be suspended solely to the extent necessary and only for such period as is necessary to allow the Investors to participate in such process on substantially the same basis generally applicable to other participants in such process; provided, however, that, following the termination of such formal process, the restrictions set forth in Section 4.02(a) shall be fully reinstated;

(e) the restrictions set forth in Sections 4.01 and 4.02 shall not apply to Affiliates of the GIC Investor (other than GIC Special Investments Private Limited, Government of Singapore Investment Corporation (Ventures) Private Limited and their respective Subsidiaries) so long as such Affiliates are (i) not in possession of any Confidential Information (other than Excluded Confidential Information), (ii) not Investors, (iii) not acting at the direction of, or in concert with, any Investor or any Affiliate of any Investor (other than Affiliates that would be excluded from the restrictions set forth in Sections 4.01 and 4.02 by virtue of this Section 4.03(e)) in connection with any of the activities that are the subject of Article IV or Article V, or at the direction of, or in concert with, any other Person that is in possession of any Confidential Information (other than Excluded Confidential Information) or that has been involved in the consideration by any Investor or any Affiliate of any Investor (other than Affiliates that would be excluded from the restrictions set forth in Sections 4.01 and 4.02 by virtue of this Section 4.03(e)) of such activities and (iv) not holding any Equity Securities of the Company that were acquired by any Investor or any Affiliate of any Investor (other than Affiliates that would be excluded from the restrictions set forth in Sections 4.01 and 4.02 by virtue of this Section 4.03(e)) (any such Affiliate of the GIC Investor that would be excluded from the restrictions set forth in Sections 4.01 and 4.02 by virtue of this Section 4.03(e), an “Excluded GIC Entity”); and

(f) the restrictions set forth in Section 4.01 shall not apply to any acquisitions or other transactions indirectly effected by the GIC Investor or any of its Affiliates solely by virtue of holding any partnership or other equity interest in any pooled investment vehicle so long as (i) the GIC Investor or such Affiliate, as the case may be, is a passive investor with no discretion or control over the investment or governance (other than customary participation on any limited partner advisory committee of such pooled investment vehicle) activities of such pooled investment vehicle and (ii) none of such pooled investment vehicles or any of their general partners, fund managers or investment advisors (or Persons acting in equivalent roles for such investment vehicles or Persons controlling, managing or otherwise having any discretion over the acquisition, financing or disposition of such investment vehicles’ investments) is (w) an Investor or an Affiliate of any Investor (other than an Excluded GIC Entity), (x) in possession of any Confidential Information (other than Excluded Confidential Information), (y) acting at the direction of, or in concert with, any Investor or any Affiliate of any Investor (other than an Excluded GIC Entity)in connection with any of the activities that are the subject of Article IV or Article V, or at the direction of, or in concert with, any other Person that is in possession of any Confidential Information (other than Excluded Confidential Information) or that has been involved in the consideration by any Investor or any Affiliate of any Investor (other than an Excluded GIC Entity) of such activities or (z) holding any Equity Securities of the Company that were acquired by any Investor or any Affiliate of any Investor (other than an Excluded GIC Entity).

Section 4.04. Pre-emptive Rights. In the event that the Company proposes to issue any Equity Securities in a Covered Transaction, the Company will offer in writing (the “Pre-emptive Notice”) to the Investors’ Representative, at least 20 days prior to the consummation of such transaction, the right to purchase a number of such Equity Securities equal to a product of (i) the total number of such Equity Securities to be issued and (ii) the Investor Percentage Interest (such amount, the “Pro Rata Share”), on the same terms as such Equity Securities are to be issued or sold. The Pre-emptive Notice shall specify (a) the number of Equity Securities to be issued or sold, (b) the Company’s good faith estimate of the total amount of capital to be raised by the Company pursuant to the issuance or sale of Equity Securities, (c) the price and other material terms of the proposed issuance or sale and (d) the period during which the Investors (through the Investors’ Representative) may elect to purchase such Equity Securities, which period shall extend for at least 15 days following the receipt by the Investors’ Representative of the Pre-emptive Notice (the “Pre-emptive Acceptance Period”). If an Investor desires to purchase Equity Securities, the Investors’ Representative shall notify the Company within the Pre-emptive Acceptance Period of the number of Equity Securities such Investor wishes to purchase, which number shall not exceed its then-applicable Pro Rata Share (the “Pre-emptive Acceptance Notice”). A Pre-emptive Acceptance Notice shall be binding and irrevocable, except as set forth in this Section 4.04. The purchase price for the Equity Securities shall be paid in cash contemporaneously with the closing of the transaction which gave rise to the Pre-emptive Notice and the terms of such purchase shall otherwise be on terms and conditions not less favorable to the Company than those set forth in the Pre-emptive Notice. Notwithstanding the foregoing, in the event of urgent need as determined by the Board in good faith, the Company may agree to and consummate a Covered Transaction without complying with this Section 4.04, so long as promptly thereafter it provides the Pre-emptive Notice as required herein and permits the Investors to purchase up to the Pro Rata Share of Equity Securities they would have been entitled to purchase pursuant to this Section 4.04 (after taking into account the consummation of the Covered Transaction and calculating the number of such Equity Securities on a grossed up basis). In the event the subject transaction of a Pre-Emptive Notice is terminated, no purchase of securities shall occur pursuant to this Section 4.04, and the applicable notices shall be canceled.

ARTICLE V

Restrictions on Transferability of Securities

Section 5.01. Restrictions. (a) Until the 30-month anniversary of the Effective Date, without the prior approval of a majority of the Other Directors, no Investor shall make or solicit any Transfer of or with respect to, and each Investor shall cause each of its Affiliates (but only, with respect to the GIC Investor, Affiliates other than the Excluded GIC Entities) not to make or solicit any Transfer of or with respect to, any Equity Securities of the Company now owned or hereafter acquired by such Investor or its Affiliates.

(b) Until the Standstill Expiration Date, without the prior approval of a majority of the Other Directors, no Investor shall make or solicit any Transfer of or with respect to, and each Investor shall cause each of its Affiliates (but only, with respect to the GIC Investor, Affiliates other than the Excluded GIC Entities) not to make or solicit any Transfer of or with respect to, any Equity Securities of the Company now owned or hereafter acquired by the Investors or their Affiliates, in any single transaction or series of related transactions, to or with any Person or 13D Group unless:

(i) such Equity Securities would not represent more than 10% of the Voting Securities of the Company; and

(ii) to the best knowledge of such Investor (which must be supported by representations regarding beneficial ownership given by such Person or 13D Group (if such Person or 13D Group is identifiable)), after giving effect to such Transfer, such Person or 13D Group would not have beneficial ownership of more than 10% of the Voting Securities of the Company; provided that such Investor must instruct any broker, agent or other intermediary to Transfer such Equity Securities in a manner consistent with the restrictions in this Section 5.01(b).

(c) Until the Board Designation Expiration Date, without the prior approval of a majority of the Other Directors, no Investor shall Transfer Equity Securities of the Company by distributing such Equity Securities to such Investor’s partners or investors; provided that, at any time after the 30-month anniversary of the Effective Date, any Investor may so Transfer Equity Securities of the Company in a pro rata distribution of Equity Securities of the Company to such Investor’s partners or investors so long as the aggregate Equity Securities so Transferred by all of the Investors by all of the Investors pursuant to this proviso in any 12-month period does not exceed 10% of the Equity Securities of the Company outstanding at the time of such Transfer.

Section 5.02. Permitted Transfers. (a) Notwithstanding anything to the contrary in Section 5.01, any Investor may make or solicit a Transfer of any Equity Securities of the Company:

(i) to a Permitted Transferee (subject to Section 5.02(b));

(ii) to the Company or a Subsidiary of the Company;

(iii) to any Person after the 30-month anniversary of the Effective Date, in each case in a bona fide, underwritten, widely distributed public offering pursuant to Article III;

(iv) after the Board Designation Expiration Date, in a pro rata distribution of Equity Securities of the Company to the partners or investors of such Investor (subject to Section 5.01(c));

(v) to the Investor Secured Creditors as a pledge of collateral under or pursuant to the Investor Credit Agreement by the Bain Investors or their Permitted Transferees;

(vi) pursuant to any tender or exchange offer (A) to acquire more than 20% of the then outstanding Company Common Shares; provided, however, that the Investors may Transfer pursuant to this clause (vi) only up to an aggregate amount of Equity Securities required to fund the repayment of all amounts then outstanding under the Investor Credit Agreement or (B) that a majority of the Other Directors has recommended, in the case of each of (A) and (B), so long as such Investor has complied with its obligations under this Agreement;

(vii) to or by any Investor Secured Creditor in connection with the exercise by any Investor Secured Creditor of remedies available under the Investor Credit Agreement following the occurrence of an event of default under the Investor Credit Agreement;

(viii) if elected by written notice from the Investor Representative, after the 18-month anniversary of the Effective Date and prior to the 30-month anniversary of the Effective Date, in a bona fide, underwritten, widely distributed public offering pursuant to Article III if (x) on the date of the Demand Notice with respect to such of the offering, the volume-weighted average price per Company Common Share on the NYSE (or, if the Company is not listed on the NYSE, the primary stock exchange or quotation system on which the Company Common Shares are listed or quoted) for the preceding 10 trading days is greater than $30 and (y) such offering is consummated within 60 days of the later of (1) the date of such Demand Notice and (2) the effectiveness of the applicable Registration Statement (unless the failure to consummate such offering within such time is primarily attributable to the fault of the Company) (such offering, a “Lock-up Exception Offering”); provided that the Investors collectively may not make more than two Lock-up Exception Offerings (it being understood that there shall be no limit on the number of Investors that can participate in any such Lock-up Exception Offering);

(ix) at any time following the occurrence of a Suspension Event after the Effective Date, pursuant to a Transfer in compliance with the restrictions set forth in Section 5.01(b); provided, however, that the Investors may Transfer pursuant to this clause (ix) only up to an aggregate amount of Equity Securities required to fund the repayment of all amounts then outstanding under the Investor Credit Agreement and may not Transfer any Equity Securities under this clause (viii) to any Person or 13D Group proposing to consummate a Strategic Transaction that is the subject of the Suspension Event; provided further, however, that, in the event that (x) the agreement contemplated by clause (a) of the definition of Suspension Event is terminated or (y) the tender or exchange offer contemplated by clause (b) of the definition of Suspension Event is terminated without the purchase of shares contemplated thereby being consummated, then, in each case, the Suspension Event shall end and the Investors and their Affiliates may no longer make or solicit any Transfers of Equity Securities pursuant to this clause (ix);

(x) pursuant to any tender or exchange offer the consummation of which is expressly subject to the satisfaction of a non-waivable condition that the number of Voting Securities validly tendered and not withdrawn by holders, other than the Investors or any of their Affiliates, represents more than 50% of all outstanding Voting Securities of the Company (on a fully diluted basis); provided that, if such offer is amended to change or eliminate such condition or such condition is waived or otherwise modified or is determined to be invalid, illegal or unenforceable for any reason, then the Investors and their Affiliates may not so Transfer any Equity Securities pursuant to this clause (x) and shall immediately withdraw their Equity Securities from such tender or exchange offer.

(b) No Transfer of Equity Securities of the Company to a Permitted Transferee shall be effective until such time as such Permitted Transferee has executed and delivered to the Company, as a condition precedent to such Transfer, a joinder to this Agreement substantially in the form of Exhibit B hereto. No Investor shall permit a Transfer of control of such Investor other than to a Permitted Transferee and any such Transfer other than to a Permitted Transferee shall be a breach of this Agreement.

(c) Unless the Company has provided its prior written consent, (a) the Bain Investors shall cause the Investor Credit Agreement, as of the Effective Date, to provide for the same events of default as those set forth in Exhibit B to the Debt Commitment Letter, with such changes thereto as would not reasonably be expected to materially increase the likelihood of the occurrence of an event of default under the Investor Credit Agreement, and (b) the Bain Investors shall not thereafter amend the events of default set forth in the Investor Credit Agreement (including by adding additional events of default) in a manner as would reasonably be expected to materially increase the likelihood of the occurrence of an event of default under the Investor Credit Agreement.

Section 5.03. Legends and Compliance with Securities Laws. (a) The Company may place appropriate legends on the certificates (and appropriate stop transfer orders on any book-entry shares) representing Company Common Shares that are held by the Investors and not pledged to the Investor Secured Creditors, which legends (and stop transfer orders) may set forth the restrictions referred to above and any restrictions appropriate for compliance with applicable Law. The Company will promptly issue replacement certificates to the Investors, upon request, in order to permit the Investors to engage in sales, transfers and other dispositions that are not restricted hereunder or under applicable Law.

(b) Notwithstanding anything to the contrary in this Agreement, it shall be a condition to any Transfer of Equity Securities of the Company that (i) such Transfer comply with the provisions of the Securities Act and applicable state securities laws and, if reasonably requested by the Company, the Transferring Investor shall have provided the Company with an opinion of outside legal counsel, reasonably acceptable to the Company, to such effect (it being understood that no such legal opinion of outside legal counsel to the Transferring Investor shall be required in connection with any Transfer pursuant to Article III, any Transfer permitted by this Article V pursuant to any tender or exchange offer or Strategic Transaction or any Transfer pursuant to Section 5.02(a)(v) or Section 5.02(a)(vii)), (ii) such Transfer does not require the Company to file any report or other disclosure pursuant to the Securities Act or applicable state securities laws (other than pursuant to Article III or in connection with any Transfer permitted by this Article V pursuant to any tender or exchange offer or Strategic Transaction or any Transfer pursuant to Section 5.02(a)(v) or Section 5.02(a)(vii)) and (iii) no applicable law or judgment issued by any Governmental Entity which would prohibit such Transfer shall be in effect, and all consents of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of such Transfer shall have been obtained or filed or shall have occurred.

Section 5.04. Improper Transfer or Encumbrance. (a) To the extent any Investor proposes to Transfer or shall be deemed to Transfer any Equity Securities of the Company, such Investor shall, prior to the consummation of such Transfer or deemed Transfer, deliver notice thereof to the Company stating the number of Equity Securities of the Company to be Transferred, the identity of the transferee (if known) and the manner of Transfer.

(b) Any attempt not in compliance with this Agreement to make any Transfer of or with respect to any Equity Securities of the Company shall be null and void and of no force and effect, the purported Transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company’s stock records to such attempted Transfer.

Section 5.05. Excluded Portfolio Company Pension Funds. None of Article V shall restrict passive investments made by any Excluded Portfolio Company Pension Fund.

ARTICLE VI

Miscellaneous

Section 6.01. Adjustments. References to numbers or prices of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of the shares.

Section 6.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by E-mail, by registered or certified mail (postage prepaid, return receipt requested) or by recognized international courier service (with tracking and signature verification services) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Investors’ Representative, to:

Glory Investments TA IV Limited

6th Floor Altima Building

Ebene Cybercity

Ebene, Mauritius

Attn: Christopher Pang

Email: cpang@baincapital.com

with a copy (which shall not constitute notice to the Investors’

Representative) to:

Bain Capital, LLC

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

Attention: Kelly Henderson

Email: khenderson@baincapital.com

with a copy (which shall not constitute notice to the Investors’ Representative) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention:    R. Newcomb Stillwell, Esq.

    William M. Shields, Esq.

Email: Newcomb.Stillwell@ropesgray.com

   William.Shields@ropesgray.com

If to any Bain Investor, to:

Glory Investments A Limited

6th Floor Altima Building

Ebene Cybercity

Ebene, Mauritius

Attn: Christopher Pang

Email: cpang@baincapital.com

with a copy (which shall not constitute notice to any Bain Investor) to:

Bain Capital, LLC

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

Attention: Kelly Henderson

Email: khenderson@baincapital.com

with a copy (which shall not constitute notice to any Bain Investor) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention:  R. Newcomb Stillwell, Esq.

    William M. Shields, Esq.

Email: Newcomb.Stillwell@ropesgray.com

    William.Shields@ropesgray.com

If to the GIC Investor, to:

GIC Special Investments Pte Ltd.

168 Robinson Road #37-01

Capital Tower

Singapore 068912

Attention: Choo Yong Cheen

Email: chooyongcheen@gic.com.sg

with a copy (which shall not constitute notice to the GIC Investor) to:

O’Melveny & Myers LLP

Raffles Place, #22-01/02 Republic Plaza,

Singapore 048619

Attention: David Makarechian, Esq.

Email: DMakarechian@omm.com

If to the Company, to:

Genpact

Canon’s Court

22 Victoria Street, Hamilton HM

Bermuda

Attn: General Counsel

Email: victor.guaglianone@genpact.com

with a copy to:

Genpact

105 Madison Avenue, 2nd Floor

New York, NY 10016

Attn: General Counsel

Email: victor.guaglianone@genpact.com

and,

Cravath, Swaine & Moore LLP

825 Eighth Avenue New

York, New York 10019

Attn: Sarkis Jebejian, Esq.

          Thomas E. Dunn, Esq.

Email: sjebejian@cravath.com

            tdunn@cravath.com

Section 6.03. Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay its own expenses incurred in connection with this Agreement.

Section 6.04. Amendments; Waivers; Consents. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no such amendment or waiver by the Company shall be effective without the approval of a majority of the Other Directors.

(b) No consent of the Company under this Agreement shall be effective without the approval of a majority of the Other Directors.

(c) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

Section 6.05. Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to October 25, 2012. Wherever there is an undertaking in this Agreement for the Investors to act or refrain from acting, such undertaking on behalf of the Bain Investors and their Affiliates, collectively, on one hand, and the GIC Investor and its Affiliates, collectively, on the other hand, will be construed as a several and not joint obligation to take such action or refrain from taking such action. Unless the context requires otherwise (i) any definition of or reference to any contract, instrument or other document or any Law herein shall be construed as referring to such contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 6.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.

Section 6.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.08. Entire Agreement; No Third-Party Beneficiaries. This Agreement shall replace and supersede, in its entirety, the Prior Shareholders Agreement, which Prior Shareholders Agreement shall hereby be deemed null and void and have no force or effect whatsoever. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties any rights or remedies.

Section 6.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

Section 6.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except rights, interests and obligations in respect of Equity Securities may be assigned in conjunction with a Transfer of such Equity Securities to a Permitted Investor who has executed and delivered a joinder to this Agreement in accordance with Section 5.02(b). Any purported assignment in violation of the preceding sentence will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.11. Enforcement. (a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 6.11(b), without proof of damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement.

(b) In addition, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County and any state appellate court therefrom), for the purpose of any proceeding arising out of or relating to this Agreement or the actions of the Investors or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereby irrevocably agrees that all claims with respect to such proceeding may be heard and determined exclusively in any such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York and any federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County and any state appellate court therefrom) in the event any proceeding arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any proceeding arising out of or relating to this Agreement on behalf of itself or its property, by U.S. registered mail or recognized international courier service to such party’s respective address set forth in Section 6.02 (provided that nothing in this Section 6.11 shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any proceeding relating to this Agreement in any court other than the United States District Court for the Southern District of New York and any Federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County and any state appellate court therefrom). Notwithstanding the foregoing, the parties hereto agree that a final trial court judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(c) Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any claim, suit, action, investigation or proceeding arising out of this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any claim, suit, action, investigation or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 6.11(c).

Section 6.12. Effectiveness; Termination; Survival. (a) Subject to the immediately following sentence, the parties agree and acknowledge that this Agreement shall become effective only upon the consummation of the purchase of the Company Common Shares by the Investors pursuant to the Share Purchase Agreement and shall automatically terminate upon the termination of the Share Purchase Agreement (without the purchase of the Company Common Shares contemplated thereby having been consummated). Notwithstanding the foregoing, this Section 6.12, Section 6.02 (Notices), Section 6.03 (Expenses), Section 6.04 (Amendments; Waivers; Consents), Section 6.05 (Interpretation), Section 6.07 (Counterparts), Section 6.08 (Entire Agreement; No Third-Party Beneficiaries), Section 6.09 (Governing Law), Section 6.10 (Assignment), Section 6.11 (Enforcement) and those provisions of this Agreement which are necessary for the purposes of interpretation of the foregoing Sections, each shall take effect upon the date first above written.

(b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate at such time that the Investor Percentage Interest is less than 5%, and this Agreement shall thereafter be null and void, except that this Article VI, Section 2.01(h) (to the extent necessary to effect the resignation of the Investor Directors) and Section 3.08 shall survive any such termination indefinitely. Nothing in this Section 6.12 will be deemed to release either party from any liability for any wilful and material breach of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

Section 6.13. Confidentiality. (a) The Investors and their Representatives shall (x) hold confidential and not disclose, without the prior written approval of a majority of the Other Directors, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, knowhow and computer programming and other software techniques) provided by the Company or any of its Subsidiaries to the Investors or their Representatives, whether such confidentiality or proprietary status is indicated orally or in writing or Shareholder should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”), and (y) use such Confidential information only for the purpose of performing its obligations hereunder, managing and monitoring (but not Transferring) the Investors’ investment in the Company and its Subsidiaries and carrying on the business of the Company and its Subsidiaries.

(b) Notwithstanding the foregoing, the confidentiality obligations of Section 6.13(a) will not apply to Confidential Information obtained other than in violation of this Agreement:

(i) which any Investor or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the NYSE); provided that, where and to the extent legally permitted and reasonably practicable, such Investor shall (A) give the Company reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperate with Company in attempting to obtain such protective measures;

(ii) which becomes available to the public other than as a result of a breach of Section 6.13(a); or

(iii) which has been provided to any Investor or any of its Representatives by a Third Party who obtained such information other than from the Investors or any of their Affiliates or other than as a result of a breach of Section 6.13(a).

Section 6.14. Corporate Opportunity. To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine under applicable law shall not apply to any Investor or any Investor Director or Investor Nominee. Each Investor and each Investor Director and Investor Nominee shall not be liable to the Company or any of its Subsidiaries or to the shareholders of the Company or any of its subsidiaries solely because any Investor, any Investor Director, any Investor Nominee or any of their respective Affiliates does not notify the Company of, or provide to the Company, a Corporate Opportunity or pursues or acquires a Corporate Opportunity for, or directs a Corporate Opportunity to, itself or another Person.

Section 6.15. Failure to Comply by the Board or Any Board Committee. For the avoidance of doubt, any failure by the Board or any Board Committee to take any action that this Agreement requires the Board or such Board Committee to take (or any failure to omit to take any action that this Agreement requires the Board or any Board Committee not to take) shall be deemed to be a breach of this Agreement by the Company.

Section 6.16. Representations and Warranties. (a) The Company hereby makes the representations and warranties set forth in Annex A to the Investors, each of which is true and correct as of the date hereof and the Effective Date.

(b) Each Investor, severally and not jointly, hereby makes the representations and warranties set forth in Annex B to the Company solely as to itself, each of which is true and correct as of the date hereof and the Effective Date.

Section 6.17. Investors’ Representative. (a) Pursuant to that certain Investor Agreement by and among the Investors and the Investors’ Representative dated October 25, 2012, the Investors have appointed Glory Investments TA IV Limited as their agent and true and lawful attorney-in-fact, with full power and authority to act on the Investors’ behalf for purposes of this Agreement, including to receive and give all notices and to take actions and exercise any rights permitted or required to be taken by the Investors’ Representative under this Agreement.

(b) The Company may rely on the appointment and authority of the Investors’ Representative until receipt of written notice of the appointment of a successor Investors’ Representative made in accordance with this Section 6.17(b). In so doing, the Company may rely on any and all actions taken by, elections and exercises of rights made by and decisions of the Investors’ Representative under this Agreement notwithstanding any dispute or disagreement among any of the Investors or the Investors’ Representative with respect to any such action or decision without any liability to, or obligation to inquire of, any Investor, the Investors’ Representative or any other Person. Any decision, designation, selection, objection, election, comment, request, act, consent, instruction or similar action of the Investors’ Representative shall constitute an action or decision of the Investors and shall be final and binding upon each of the Investors. At any time after the Closing, the Investors may indicate to the Company that they have removed the prior Investors’ Representative and have designated a successor Investors’ Representative by a written instrument that is signed in writing by holders of at least a majority-in-interest of the Investors (determined in proportion to such Investor’s respective Company Common Share ownership divided by the total number of Company Common Shares owned by all Investors) and delivered to the Company; provided that any successor Investors’ Representative must be Bain Capital Investors, LLC or a controlled Affiliates thereof. Under such circumstances, the Company shall be entitled to rely on any and all actions subsequently taken and decisions subsequently made by such replacement Investors’ Representative (and shall cease to rely on any and all actions subsequently taken and decisions subsequently made by the replaced Investors’ Representative). If the Investors’ Representative shall at any time resign or otherwise cease to function in its capacity as such for any reason whatsoever, and a majority-in-interest of the Investors fail to provide notice to the Company that a successor has been appointed by such holders within ten (10) Business Days, then, under such circumstances, the Company shall be entitled to rely on any and all actions taken and decisions made by the Person that served as Investors’ Representative prior such resignation or incapacity or any Person that is designated prior to such resignation or incapacity by the outgoing or incapacitated Investors’ Representative, if any, until receipt of written notice by a majority-in-interest of the Investors of the appointment of a successor Investors’ Representative made in accordance with this Section 6.17(b).

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement as of the day and year first above written.

GENPACT LIMITED, as the Company,

by /s/ Victor Guaglianone
Name: Victor Guaglianone
Title: Senior Vice President and General Counsel

GLORY INVESTMENTS A LIMITED,

by /s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Director

GLORY INVESTMENTS B LIMITED,

by /s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Director

GLORY INVESTMENTS IV LIMITED,

by /s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Director

GLORY INVESTMENTS IV-B LIMITED,

by /s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDER AGREEMENT OF GENPACT LIMITED

RGIP, LLC,

by /s/ Ann L. Miller
Name: Ann L. Miller
Title: Managing Member

TWICKENHAM INVESTMENT PRIVATE LIMITED,

by /s/ Girish Karira
Name: Girish Karira
Title: Authorized Signatory

GLORY INVESTMENTS TA IV LIMITED

by /s/ Xie Fei Pang Wong Lin
Name: Xie Fei Pang Wong Lin
Title: Director

SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDER AGREEMENT OF GENPACT LIMITED

EXHIBIT A

ISSUER AGREEMENT AND CONSENT

[BANK]

[Address]

CONFIDENTIAL

[•], [•]

Genpact Limited

105 Madison Avenue, 2nd Floor

New York, NY 10016-7418

Tel: 646-624-5900

Fax: 646-823-0469

Attention: Victor Guaglianone

Issuer Agreement and Consent

Ladies and Gentlemen:

Genpact Limited, an exempted limited liability company organized under the laws of Bermuda (“you” or the “Company”), has advised us that you understand that South Asia Private Investments, a Mauritius private company limited by shares, and/or one or more of its designees (collectively, the “Borrower” or the “Pledgor”), proposes to enter into a margin loan transaction (the “Transaction”) with [Bank] (“[Bank]”, the “Lender”, the “Agent” or the “Pledgee”) and have entered into a commitment letter in contemplation of the Transaction dated the date hereof (together with the exhibits attached thereto and as amended, supplemented or otherwise modified from time to time, the “Commitment Letter”). You understand that pursuant to the Commitment Letter, the Borrower and the Lender will enter into one or more margin loan agreements (as amended, supplemented or otherwise modified from time to time, collectively, the “Loan Agreements”) to be dated as of the Closing Date. In addition, you acknowledge that the Borrower is acquiring shares of common stock, par value $0.01 per share, of the Company (the “Underlying Shares”) pursuant to the Share Purchase Agreement dated as of the date hereof and understand that pursuant to the Commitment Letter and the Loan Agreements, the Pledgor will pledge to the Pledgee up to 67,750,678 Underlying Shares (the “Pledged Shares”) owned by the Pledgor to secure the Pledgor’s obligations under the Loan Agreements (the “Pledge”), pursuant to one or more security agreements to be dated as of the Closing Date between the Pledgor and the Pledgee (as amended, supplemented or otherwise modified from time to time, collectively, the “Security Agreements”).

This letter agreement (the “Issuer Agreement and Consent”) is intended to facilitate the Transaction and the Pledge, in accordance with the terms thereof, and memorializes certain understandings between the Company, the Lender and the Agent. Capitalized terms used but not defined in this Issuer Agreement and Consent shall have the meanings assigned thereto in the Commitment Letter.

Company Undertakings

1. In order to facilitate the Transaction and the Pledge, the Company hereby irrevocably acknowledges and agrees that:

(a) The Company has no objection to the Transaction or the Pledge.

(b) The Company will not take any actions that would hinder an exercise of remedies by the Lender and/or the Agent pursuant to the Loan Agreements or the Security Agreements or under applicable law; provided that such exercise of remedies shall comply with the requirements of this Issuer Agreement and Consent, including those specified in paragraph 2(b) below.

(c) On or before the Closing Date, the Pledged Shares will be deposited into the facilities of DTC in book-entry form and any and all restrictive legends and stop transfer orders will be removed from the Pledged Shares.

(d) The Pledge and any foreclosure and related transfer to third parties, or other exercise of remedies by the Agent and/or the Pledgee under the Loan Agreements, the Security Agreements or applicable law, by the Agent and/or the Pledgee with respect to the Pledged Shares is not (i) restricted in any manner by the formation documents of the Company; (ii) subject to any transfer restrictions under the Shareholder Agreement, dated as of the date hereof, between the Company and [Bolivia] (the “Shareholder Agreement”); or (iii) subject to any other agreement between the Company and the Pledgor applicable to any such Pledged Shares.

(e) To the extent reasonably requested by the Agent and/or the Pledgee, the Company will cooperate with such persons in any transfer of Pledged Shares pursuant to a private placement, subject to compliance by the Agent and/or the Pledgee with the requirements of this Issuer Agreement and Consent, including those specified in paragraph 2(b) below.

(f) Upon an “Event of Default” under any Loan Agreement, the Agent, the Lender and/or their designated affiliates will have the same registration rights as provided in Article III to the Shareholder Agreement and solely for such purpose the Lender will be deemed an “Investor” thereunder and the Agent (or its designated affiliate) will be deemed the “Investors’ Representative” thereunder; provided that, notwithstanding anything to the contrary in the Shareholder Agreement, (x) the Lender will not have the right to effect any “Roadshow Offering” thereunder and (y) any Offering Expenses (as defined in the Shareholder Agreement) and any other similar fees and expenses incurred by any person in connection with any such registration rights will be borne by the Lender or the Borrower in accordance with the provisions of the Loan Agreements and the Security Agreements; provided, further, that, notwithstanding anything to the contrary set forth herein, the Company shall always bear the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). The Agent, on behalf of the Lender, shall promptly reimburse the Company for all out-of-pocket Offering Expenses and any other similar fees and expenses incurred by the Company in connection with any such registration rights upon the submission of invoices for such expenses by the Company to the Agent; provided, the Company shall not be so reimbursed for its out-of-pocket expenses incurred to prepare and file any registration statement pursuant to Section 3.01(a) of the Shareholder Agreement or any amendment thereto necessary to maintain the effectiveness of such registration statement.

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(g) To the knowledge of the Company, the Pledged Shares are not subject to any other pledge, interest, mortgage, lien, encumbrance or right of setoff other than any such as may be created and may exist in favor of the Pledgee as a result of the Transaction.

(h) The Company shall pay all distributions on the Pledged Shares with a record date on or after the Closing Date to the Collateral Account (as irrevocably directed by the Borrower) or otherwise in accordance with the Loan Agreements.

(i) The Pledged Shares have been validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights.

(j) The Company has the power to execute and deliver this Issuer Agreement and Consent and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, and its obligations under this Issuer Agreement and Consent constitute its legal, valid and binding obligations, enforceable in accordance with the terms hereof (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Lender Undertakings

2. [Bank] hereby irrevocably acknowledges and agrees with the Company that:

(a) [Bank], acting in its capacity as Agent, shall deliver to the Company a copy of any notice of a Collateral Call Event delivered to the Borrower.

(b) (i) If the price of an Underlying Share exceeds the quotient of (a) (x) $8, multiplied by (y) the aggregate number of Pledged Shares credited to the Collateral Account on the Closing Date divided by (b) the aggregate number of Pledged Shares credited to the Collateral Account immediately prior to foreclosure by the Agent, the Agent, in exercising its remedies, shall not sell or otherwise dispose of more than 5% of the total outstanding Underlying Shares to a Restricted Party.

(ii) In addition, the Agent, in exercising its remedies, shall not:

(A) sell or otherwise dispose of more than 9.9% of the total outstanding Underlying Shares to any purchaser; or

(B) sell or otherwise dispose of Underlying Shares to a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act of 1934, as amended) to the extent that, as a result of such sale, such “person” or “group” (within the meaning of Section 13(d) of the Exchange Act of 1934, as amended) would be the beneficial owner of Underlying Shares representing more than 9.9% of the total outstanding Underlying Shares.

The Agent shall instruct any broker, agent or other intermediary that sells or otherwise transfers Pledged Shares in connection with any foreclosure or other exercise of remedies to comply with the restrictions set forth in this paragraph 2(b).

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The Agent shall obtain written representations and warranties from each purchaser of Collateral Shares identifiable by the Agent using commercially reasonable efforts that the sale does not violate the restriction described in clause (ii) above.

Notwithstanding the foregoing restrictions, the Agent shall be permitted to sell Collateral Shares (a) in a Broadly Distributed Public Offering of the Collateral Shares or (b) over an exchange or similar anonymous trading platform, provided, in the case of clause (b), that the purchaser is not identifiable by the Agent using commercially reasonable efforts.

“Broadly Distributed Public Offering” means a public offering in which no one purchaser acquires greater than 5% of the Collateral Shares.

If, no later than two (2) business days following the Company’s receipt from the Agent of a copy of a notice of a Collateral Call Event delivered to the Borrower, the Company makes an effective registration statement available to the Agent, the Lender and/or their designated affiliates for the sale of the Pledged Shares upon foreclosure, it complies with their reasonable requests in connection with their establishment of a due diligence defense (including, without limitation, provision of customary representations, warranties, indemnities, comfort letters and negative assurance letters) and the Agent determines to sell Pledged Shares pursuant to such registration statement (a “Registered Disposition”), then such Registered Disposition must be conducted in consultation with the Company (which may elect to waive any or all of the restrictions specified in clauses (i) and (ii) above in its sole discretion) and the Agent shall consult with any potential buyer the Company may suggest (it being understood, for the avoidance of doubt, that any Registered Disposition must comply with the restrictions specified in clauses (i) and (ii) above unless such compliance has been waived by the Company in its sole discretion). The Agent shall notify the Company in advance of any sale or other disposition of Pledged Shares, but shall be under no obligation to consult with, or take direction from, the Company in respect of any such sale or other disposition that is not a Registered Disposition. In no event shall the Agent or the Lender in exercising their remedies under the Loan Agreements and the Security Agreements be under any obligation to sell Pledged Shares pursuant to any such registration statement.

(c) From time to time (i) the Company may identify additional Restricted Parties so long as no Event of Default has occurred and is continuing subject to consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed); and (ii) the Agent may identify additional Restricted Parties subject to the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Commitment Letter and the Loan Agreements will be modified to reflect any additional Restricted Parties as described in this paragraph 2(c).

(d) The Lender has the power to execute and deliver this Issuer Agreement and Consent and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, and its obligations under this Issuer Agreement and Consent constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(e) For so long as the transfer restrictions set forth in the Shareholder Agreement or (to the extent applicable) imposed by Section 5 of the Securities Act of 1933, as amended, are in effect, at any time that any Pledged Shares are to be released, (i) the Company shall have the right to

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enter appropriate stop transfer orders (or, in the case of certificated shares, the Company shall have the right to exchange or cause the exchange of any certificates without any restrictive legend representing the Pledged Shares for certificates bearing an appropriate restrictive legend as contemplated by the Shareholder Agreement ), in each case with respect to the Pledged Shares to be registered in the name of the Borrower and (ii) no Pledged Shares shall be released or otherwise transferred to the Borrower or any affiliate of the Borrower until appropriate stop transfer orders have been entered (or, in the case of certificated shares, any such exchanges of such certificates have been completed) or the Company has otherwise confirmed to the Lender in writing that no such stop transfer orders (or, in the case of certificated shares, no such exchanges) are reasonably required by the Company.

(f) The Lender shall not, and shall cause its affiliates not to, engage in any direct or indirect hedging of its exposure to the Underlying Shares arising or resulting from the Loans, in each case without the consent of the Company (it being understood that the Company’s consent will not be required for any Lender to enter into participations or derivative transactions relating to the Loan under the Facility).

(g) The consent of the Company (such consent not to be unreasonably withheld) shall be required in connection with any assignment by the Lender of Loans or commitments in respect of the Facility and any assignee shall enter into a joinder to this Issuer Agreement and Consent in form and substance satisfactory to the Company.

Miscellaneous

3. This Issuer Agreement and Consent and any claim, controversy or dispute arising under or related to this Issuer Agreement and Consent (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

4. Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, the City of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Issuer Agreement and Consent, or the transactions contemplated hereby, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Issuer Agreement and Consent or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to the Company at Genpact Limited c/o Genpact International, Inc., 105 Madison Avenue, 2nd Floor, New York, NY 10016, Attention: Heather White shall be effective service of process against the Company for any suit, action or proceeding brought in any such court.

5. Each party hereto irrevocably waives the right to trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Issuer Agreement and Consent or the performance of services hereunder.

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6. This Issuer Agreement and Consent may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Issuer Agreement and Consent by facsimile or other electronic transmission (including “pdf” or “tif “) shall be effective as delivery of a manually executed counterpart hereof. This Issuer Agreement and Consent constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No provision of this Issuer Agreement and Consent may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto and, so long as no event of default has occurred and is continuing under any Loan Agreement, and solely with respect to amendments that would adversely affect the Borrower, the Borrower, or, in the case of a waiver, by the party against whom the waiver is to be effective.

7. The Borrower shall be a third-party beneficiary of Section 6 of this Issuer Agreement and Consent.

[Remainder of this page intentionally left blank]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Issuer Agreement and Consent shall become a binding agreement between us; provided that the rights and obligations of the parties hereto in paragraphs 1 and 2 (other than the provisions of paragraph 2(g) with respect to assignments by the Lender of commitments in respect of the Facility) shall become effective only upon the occurrence of the Closing Date (and, for the avoidance of doubt, shall become automatically effective and binding on the parties hereto upon the occurrence of the Closing Date).

Very truly yours,

[BANK]

By:
Name:
Title:

GENPACT LIMITED

By:
Name:
Title:

Acknowledged and agreed by:

SOUTH ASIA PRIVATE INVESTMENTS

By:
Name:
Title:

EXHIBIT B

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholder Agreement dated as of October 25, 2012 (as the same may be amended from time to time, the “Shareholder Agreement”) among GENPACT LIMITED, a company organized under the laws of Bermuda, and the other parties thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholder Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and an “Investor” under the Shareholder Agreement as of the date hereof and, without limiting the generality of the foregoing, shall be subject to the Shareholder Agreement and shall have all of the rights and obligations of an Investor thereunder as if it had executed the Shareholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholder Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                     ,

[NAME OF JOINING PARTY]

By:
Name: Title:

Address for Notices:

AGREED ON THIS [            ] day of [                    ], 20[    ]:

GENPACT LIMITED

By:
Name: Title:

ANNEX A

1.	Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.	Authority; Execution and Delivery; Enforceability. The Company has all requisite company power and authority to execute and deliver this Agreement and to comply with the terms hereof. The execution and delivery by the Company of this Agreement and the compliance by the Company with this Agreement have been, or prior to the Effective Date will have been, duly authorized by all necessary company action on the part of the Company. The Company has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.	No Conflicts; Consents. (i) The execution and delivery by the Company of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of the Company or any of its subsidiaries (the “Company Subsidiaries”) under, any provision of (i) the Charter, the Bye-laws or the comparable organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in paragraph (3)(ii) below, any Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Company to comply with the terms of this Agreement.

(ii) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, (ii) such filings as may be required under the rules and regulations of the NYSE and (iii) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Company to comply with the terms of this Agreement.

ANNEX B

1.	Organization, Standing and Power. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.	Authority; Execution and Delivery; Enforceability. Such Investor has all requisite company power and authority to execute and deliver this Agreement and to comply with the terms thereof. The execution and delivery by such Investor of this Agreement and its compliance with the terms hereof have been duly authorized by all necessary company action on the part of such Investor. All required approvals, if any, from the limited partners or other shareholders of such Investor to enter into this Agreement and comply with its terms have been granted. Such Investor has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by the Company, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.	No Conflicts; Consents. (i) The execution and delivery by such Investor of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Investor or any of its subsidiaries under, any provision of (i) the organizational documents of such Investor or any of such Investor’s subsidiaries, (ii) any Contract to which such Investor or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in paragraph (3)(ii), any Law applicable to such Investor or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

(ii) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to such Investor or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (i) such reports under the Exchange Act, as may be required in connection with this Agreement, (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and any competition, merger control, antitrust or similar law of any foreign jurisdictions and (iii) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

4.	Ownership of Company Common Shares. Neither such Investor nor any of its Affiliates or associates (as defined in Bye-law 47 of the Bye-Laws) (i) owns (within the meaning of Bye-law 47 of the Bye-Laws) any Company Common Shares or (ii) holds any rights to acquire any Company Common Shares except pursuant to the Share Purchase Agreement.

5.	Certain Business Relationships. Neither such Investor nor any of its Affiliates is a party to any Contract with any director, officer or employee of the Company or any Company Subsidiary, other than for Contracts relating to the provision of services on customary terms in the ordinary course of business.

6.	Investors’ Representative. Glory Investments TA IV Limited is a controlled affiliate of Bain Capital Investors, LLC.